Exhibit 99.1

Five Prime Therapeutics Announces Preliminary Data from the

Dose Escalation Portion of the Phase 1 Trial of FPA144 at the

ASCO GI Cancers Symposium

•	Preliminary data on anti-tumor activity, including two partial responses in six gastric cancer patients whose tumors overexpress the FGFR2b protein

•	FPA144 was well tolerated and differentiated from small molecules targeting the pathway; pharmacokinetic profile typical of monoclonal antibodies

•	Preliminary activity seen in bladder cancer patient with moderate overexpression of the FGFR2b protein, suggesting potential in other indications outside of gastric cancer

SOUTH SAN FRANCISCO, Calif., January 21, 2016 (GLOBE NEWSWIRE) — Five Prime Therapeutics, Inc. (Nasdaq: FPRX), a clinical-stage biotechnology company focused on discovering and developing novel protein therapeutics for cancer and inflammatory diseases, announced preliminary data from Part 1 of the ongoing Phase 1 clinical trial of FPA144 in patients with solid tumors, including gastric cancer, at a poster presentation at the American Society of Clinical Oncology’s (ASCO) 2016 Gastrointestinal Cancers Symposium in San Francisco.

“These data suggest that FPA144 is well tolerated, and we were pleased to see early evidence of anti-tumor activity in two out of the six patients with 3+ FGFR2b-positive gastric cancer and in a patient with 2+ FGFR2b-positive bladder cancer enrolled in Part 1a of our Phase 1 trial,” said Lewis T. “Rusty” Williams, M.D., Ph.D., president and chief executive officer of Five Prime. “Based on these encouraging data, we plan to continue evaluating FPA144 as a monotherapy in refractory gastric cancer, as a combination therapy in the front-line gastric cancer setting and as a potential treatment for other types of cancer.”

The poster titled, “FPA144-001: A first in human study of FPA 144, an ADCC-enhanced, FGFR2b isoform-selective monoclonal antibody in patients with advanced solid tumors,” will be presented during the “Cancers of the Esophagus and Stomach” session on Thursday, January 21, 2016 from 12:30-2:00 pm and 5:30-7:00 pm, Pacific Time. The poster will be made available at http://www.fiveprime.com/news-media/publications-presentations.

FPA144 Phase 1 Safety and Pharmacokinetic Summary

•	Safety data from 27 patients and pharmacokinetic (PK) data from 23 patients from Part 1a (3+3 dose escalation in solid tumor patients) and Part 1b (parallel escalating doses in gastric cancer patients)

•	FPA144 was well tolerated in patients with advanced solid tumors up to 15 mg/kg

•	No dose-limiting toxicities (DLTs) were observed and a maximum-tolerated dose (MTD) was not reached in Part 1

•	The most common treatment-emergent adverse events were Grades 1 or 2 and self-limiting

•	The safety profile appears differentiated from small molecule kinase inhibitors targeting FGF receptors; for example, no treatment-related hyperphosphatemia was observed

•	The most common treatment-related adverse events were:

fatigue	(25.9%), nausea (11.1%), diarrhea (7.4%), dizziness (7.4%) and dry eye (7.4%)

•	PK characteristics support once every other week or less frequent dosing

Preliminary Data on Anti-tumor Activity

•	Anti-tumor activity in patients with gastric cancer whose tumors overexpress the FGFR2b protein (the initial target patient population for FPA144):

o	First radiographic assessment by RECIST 1.1 of anti-tumor activity in six patients with FGFR2b-positive gastric cancer in Part 1b

o	2 Partial Responses (1 confirmed who received 6 mg/kg, 1 unconfirmed who received 10 mg/kg)

o	3 Stable Disease (2 confirmed who received 3 mg/kg and 10 mg/kg, respectively; 1 unconfirmed who received 10 mg/kg)

o	1 Progressive Disease (who received 10 mg/kg)

o	Patients were classified 3+ by an IHC molecular diagnostic test

•	Anti-tumor activity in a patient with urothelial bladder cancer:

o	A confirmed Partial Response by CT (RECIST 1.1) and metabolic response by PET was observed in a urothelial bladder cancer patient who received 3 mg/kg from Part 1a

o	The patient’s tumor was classified 2+ by an IHC molecular diagnostic test, suggesting that FPA144 may be active in tumors with moderate levels of FGFR2b protein overexpression

o	Encourages investigation of the potential for FPA144 therapy in tumor types other than gastric cancer

•	All patients who showed anti-tumor activity received doses below the 15 mg/kg dose being assessed in Part 2 of the trial

“We at START are excited by these data and the ability to partner with Five Prime to create and rapidly execute an innovative trial design that can be used broadly to develop targeted cancer therapies efficiently,” said Tony Tolcher, M.D., Director of Clinical Research at South Texas Accelerated Research Therapeutics (START), an active site in the Phase 1 trial. “FPA144 appears well tolerated and without the significant toxicities that have limited other drugs targeting this pathway. Gastric cancer patients have a significant unmet need and a drug like FPA144 could represent an important advancement in their treatment options.”

About the FPA144 Phase 1 Trial

Parts 1a and 1b of the Phase 1 study evaluated the safety and pharmacokinetics (PK) of escalating doses of FPA144 in 27 patients with solid tumors, including gastric cancer patients. Enrollment at the recommended dose of 15 mg/kg is underway in Part 2 of the Phase 1 trial, evaluating the safety, PK and efficacy of biweekly infusions of FPA144 in up to 70 gastric cancer patients, with the additional aim of exploring the correlation between efficacy and FGFR2 gene amplification and FGFR2b protein overexpression. Tumor testing for FGFR2b protein overexpression is being conducted centrally, using a proprietary immunohistochemistry assay. Tumors are also being assessed for FGFR2 gene amplification by FISH analysis. Trial endpoints include safety, PK, response rate and duration of response.

About FPA144

FPA144 is an anti-FGF receptor 2b (FGFR2b) humanized monoclonal antibody in clinical development as a targeted immune therapy for tumors that over-express FGFR2b, as determined by a proprietary immunohistochemistry (IHC) diagnostic assay. FPA144 is designed to block tumor growth through two distinct mechanisms. First, it binds specifically to FGFR2b and prevents the binding of certain fibroblast growth factors that promote tumor growth. Second, it has been engineered to drive immune-based killing of tumor cells by antibody-dependent cell-mediated cytotoxicity (ADCC) and the recruitment of natural killer (NK) cells. FGFR2 gene amplification (as identified by FISH) is found in a number of tumors, including in approximately 5% of gastric cancer patients, and is associated with poor prognosis.

About Gastric Cancer

Globally, gastric cancer is the sixth most common malignancy with the third highest mortality. Globally, the prevalence of gastric cancer is approximately 1.5 million patients, of which an estimated 5%, or approximately 80,000, have FGFR2 gene-amplified tumors that overexpress FGFR2b. Given the relatively small population of gastric cancer patients that overexpress the FGFR2b protein and the poor survival of these patients, this indication is expected to be an orphan indication in the U.S.

About Five Prime

Five Prime Therapeutics, Inc. discovers and develops innovative therapeutics to improve the lives of patients with serious diseases. Five Prime’s comprehensive discovery platform, which encompasses virtually every medically relevant extracellular protein, positions it to explore pathways in cancer, inflammation and their intersection in immuno-oncology, an area with significant therapeutic potential and a growing focus of the company’s R&D activities. Five Prime has entered into strategic collaborations with leading global pharmaceutical companies and has promising product candidates in clinical and preclinical development. For more information, please visit www.fiveprime.com.

Cautionary Note on Forward-looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “may,” “will,” “expect,” “plan,” “anticipate,” “estimate,” “intend” and similar expressions (as well as other words or expressions referencing future events, conditions or circumstances) are intended to identify forward-looking statements. These forward-looking statements are based on Five Prime’s expectations and assumptions as of the date of this press release. Each of these forward-looking statements involves risks and uncertainties. Actual results may differ materially from these forward-looking statements. Forward-looking statements contained in this press release include statements about the (i) use of FPA144 in other indications outside of gastric cancer; (ii) evaluation of FPA144 as a monotherapy in refractory gastric cancer; and (iii) percent of gastric cancer patients whose tumors are FGFR2 gene-amplified. Many factors may cause differences between current expectations and actual results, including unexpected safety or efficacy data or lower than expected FGFR2 gene amplification rates observed during additional preclinical or clinical studies of FPA144. Other factors that may cause actual results to differ from those expressed or implied in the forward-looking statements in this press release are discussed in Five Prime’s filings with the U.S. Securities and Exchange Commission, including the “Risk Factors” contained therein. Except as required by law, Five Prime assumes no obligation to update any forward-looking statements contained herein to reflect any change in expectations, even as new information becomes available.

CONTACT:

            Heather Rowe

            Investor Relations

            415-365-5737

            heather.rowe@fiveprime.com

            Amy Kendall

            Corporate Communications

            415-365-5776

            amy.kendall@fiveprime.com